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                                                                     Exhibit 2.2

                        STOCK PURCHASE AND SALE AGREEMENT


          THIS STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of August 19, 1998, is by and between Lisco, Inc., a Delaware corporation ("Lisco"), and Great Star Corporation, a corporation incorporated in the British Virgin Islands ("Buyer").

          WHEREAS, Buyer desires to purchase from Lisco, and Lisco desires to sell to Buyer, shares of Class A common stock, par value $1.00 per share (the "Common Stock"), of Evenflo Company, Inc. (the "Company") upon the terms and subject to the conditions set forth herein; and

          WHEREAS, at the Closing (as defined in Section 1.2), Buyer shall enter into a Stockholders' Agreement substantially in the form set forth as Exhibit A hereto (the "Stockholders' Agreement"), dated as of the Closing Date (as defined in Section 1.2) by and between Buyer, the Company and KKR 1996 Fund L.P. (the "KKR Fund").

          NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                             Sale of Stock; Closing

          Section 1.1 Purchase and Sale. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing (as defined in Section 1.2),
(i) Lisco will sell to Buyer, and Buyer will purchase from Lisco, 660,000 shares of Common Stock (the "Shares"). In consideration of the shares of Common Stock to be delivered at the Closing, Buyer will wire transfer, in immediately available funds, to the account specified by Lisco, $3,300,000 in respect of the Shares purchased by Buyer. Lisco shall at the Closing deliver to Buyer share certificates evidencing its ownership of the shares of Common Stock purchased by Buyer duly endorsed in favor of Buyer.

          Section 1.2 Time and Place of Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 6.1 hereof, the closing with respect to the purchase and sale of the Shares (the "Closing") shall take place, subject to the provisions of Article V hereof, at the offices of Simpson Thacher & Bartlett at such time and date to be designated by Lisco in a written notice to Buyer not less than 3 business days in advance of the Closing or such other date as may be agreed upon by the parties. The actual time and date of the Closing are herein referred to as the "Closing Date".


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                                   ARTICLE II

               Representations, Warranties and Agreements of Lisco

          Lisco hereby represents, warrants and agrees as follows:

          (a) Lisco is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

          (b) Lisco has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Lisco's obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Lisco and its Board of Directors and stockholders and no other corporate action on the part of Lisco is necessary for the execution, delivery and performance by Lisco of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Lisco, and assuming the due execution hereof by Buyer, this Agreement constitutes the legal, valid and binding obligation of Lisco in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

          (c) Lisco has good and valid title to the Shares, free and clear of any liens, claims, encumbrances, security interests, options, pre-emptive, drag-along or tag-along rights, rights of first refusal or first offer, charges or restrictions of any kind (collectively, "Liens"). Assuming Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Buyer at the Closing of certificates representing the Shares, duly endorsed by Lisco to Buyer for transfer pursuant to Section 1.1 and upon Lisco's receipt of the Purchase Price, good and valid title to the Shares will pass to Buyer, free and clear of any Liens, except for Liens arising from acts of Buyer.

          (d) The execution, delivery and performance by Lisco of this Agreement requires no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained or except where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to adversely affect the ability of Lisco to perform its obligations hereunder.

          (e) The execution, delivery and performance by Lisco of this Agreement does not and will not (i) violate the certificate of incorporation or bylaws of Lisco, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon Lisco, (iii) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of Lisco or to a loss of any benefit to


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which Lisco is entitled under any provision of any agreement or other instrument binding upon Lisco or any of its assets or properties or (iv) result in the creation or imposition of any material Lien on any property or asset of Lisco.

                                   ARTICLE III

               Representations, Warranties and Agreements of Buyer

          Buyer hereby represents, warrants and agrees as follows:

          (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction.

          (b) Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Buyer's obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Buyer and its Board of Directors and stockholders and no other corporate action on the part of Buyer is necessary for the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer, and assuming the due execution hereof by Lisco, this Agreement constitutes the legal, valid and binding obligation of Buyer in accordance with its terms except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

          (c) The execution, delivery and performance by Buyer of this Agreement requires no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official except such as have been obtained or except where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not reasonably be expected to adversely affect the ability of Buyer to perform its obligations hereunder.

          (d) The execution, delivery and performance by Buyer of this Agreement does not and will not (i) violate the certificate of limited partnership or agreement of limited partnership of Buyer, (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon Buyer, (iii) require any consent or other action by any person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer or any of its assets or properties or (iv) result in the creation or imposition of any material Lien on any property or asset of Buyer.


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          (e) The Shares purchased by Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any registration requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   ARTICLE IV

                          Covenants of Lisco and Buyer

          Section 4.1 Further Assurances. Lisco and Buyer agree that, from time to time, whether on or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be necessary to carry out the purposes and intents of this Agreement.

          Section 4.2 No Inconsistent Action. Subject to Sections 6.1 and 6.2, Lisco and Buyer shall not take any action inconsistent with their obligations under this Agreement or which could materially hinder or delay the consummation of the transactions contemplated by this Agreement.

          Section 4.3 Stockholders' Agreement. At the Closing, Lisco and Buyer shall each execute and deliver the Stockholders' Agreement.

                                    ARTICLE V

                 Conditions Precedent to Obligations of Parties

          Section 5.1 Conditions to Obligations of Parties. The respective obligations of Buyer and Lisco hereunder are subject to the satisfaction at or prior to the Closing Date, of each of the following conditions: (i) the parties hereto shall have obtained from every government or governmental authority every approval necessary to consummate the transactions contemplated by this Agreement and (ii) there shall be no action, proceeding, injunction, order or decree of any nature of any court or governmental agency or body of competent jurisdiction that challenges, restrains or prohibits the consummation of such stock purchase.

          Section 5.2 Conditions of Buyer's Obligation to Close. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing Date, of the following conditions: (i) the representations and warranties of Lisco contained in this Agreement shall be true and correct, in all material respects, on and as of the Closing Date, (ii) Lisco shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Closing Date and (iii) the Company, Lisco and the KKR Fund shall have executed and delivered the Stockholders' Agreement.


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          Section 5.3 Conditions of Lisco's Obligations to Close. The obligation of Lisco to consummate the transactions contemplated by this Agreement with respect to Buyer is subject to the satisfaction, at or prior to the Closing
Date, of the following conditions: (i) the representations and warranties of Buyer contained in this Agreement shall be true and correct, in all material respects, on and as of the Closing Date, (ii) Buyer shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by he/she prior to or at the Closing Date and (iii) the Company, Buyer and the KKR Fund shall have executed and delivered the Stockholder's Agreement and (iv) the KKR Fund shall have consummated the purchase of 51% or more of the outstanding shares of Common Stock of the Company.

                                   ARTICLE VI

                                   Termination

          Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written agreement of Lisco and Buyer;

          (b) by either Lisco, on the one hand, or Buyer, on the other hand, if the Closing shall not have been consummated as of the close of business on September 30, 1998; or

          (c) by either Lisco, on the one hand, or Buyer, on the other hand, if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to clauses 6.1(b) or (c) shall promptly give notice of such termination to the other party.

          Section 6.2 Procedure and Effect of Termination. In the event of the termination of this Agreement the transactions contemplated hereby shall be abandoned without further action by the parties hereto, and there shall be no liability on the part of Lisco or Buyer, except for liabilities arising from the breach of this Agreement. If this Agreement is terminated as provided herein all filings, applications and other submissions made in connection herewith shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made.


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                                   ARTICLE VII

                                  Miscellaneous

          Section 7.1 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

          Section 7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

          Section 7.3 Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight delivery or telecopy, to the party to whom it is directed:

          (a)      If to Seller, to it at the following address:

                   Lisco, Inc.
                   c/o Spalding & Evenflo Companies, Inc.
                   425 Meadow Street
                   Chicopee, Massachusetts 01021-0901
                   Attention:  General Counsel

          with a copy to:

                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, New York  10017-3909
                   Attn:  Alan G. Schwartz, Esq.

          (b)      If to Buyer, to it at the following address:

                   Great Star Corporation
                   c/o Arias Fabrega & Fabrega Trust Co.
                   Omar Hodge Building, Wickham's Cay
                   Road Town, Tortola
                   British Virgin Islands
                   Fax (284) 494-4980

          with a copy to:

                   Finser Corporation
                   550 Biltmore Way, Suite 900
                   Coral Gables, Florida  33134


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                   Attn:  Alejandro Rivera B.
                   Fax (305) 445-9667

          with a copy to:

                   Milbank, Tweed, Hadley & McCloy
                   1 Chase Manhattan Plaza
                   New York, New York  10005-1413
                   Attn:  Robert S. O' Hara, Jr.
                   Fax (212) 530-0175

          Section 7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no party hereto shall be entitled to assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other parties hereto.

          Section 7.5 Headings; Definition. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          Section 7.6 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term, condition or provision of this Agreement on the part of such party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

          Section 7.7 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.3 shall be deemed effective service of process on such party.


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          Section 7.8 Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



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          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                   LISCO, INC.


                                   ----------------------------------------
                                   Name:
                                   Title:



                                   GREAT STAR CORPORATION


                                   ----------------------------------------
                                   Name:
                                   Title:


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